                                                                     EXHIBIT 4.3

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE PRINCIPAL OF THIS NOTE MAY BE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                                 FORM OF NOTE

                                                                         Initial
REGISTERED                                                 Principal Balance:/1/
                                                                        $[     ]
Note No. [   ]
                                                               CUSIP NO. [     ]

                   VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST

                           FLOATING RATE DEALER LOAN
                          BACKED NOTES, SERIES 2000-1


     Volkswagen Credit Auto Master Owner Trust, a New York common law trust (herein referred to as the "Issuer"), for value received, hereby promises to pay
to Cede & Co., or registered assigns, the principal sum of [             ], on
the earlier of [___________] [_____] Payment Date (the "Series 2000-1 Stated Maturity Date") and the Redemption Date, if any, pursuant to Section 10 of the Indenture (referred to on the reverse side hereof), unless principal on the Notes is partially payable on a Payment Date earlier than the Series 2000-1 Stated Maturity Date and the Redemption Date on such payment date pursuant to
Section 4.06 of the Series 2000-1 Supplement, dated as of July 1, 2000 (the "Series Supplement"), among the Issuer, VW Credit, Inc., as Servicer (the "Servicer" or "VCI"), and Bank One, National Association, a national banking association, as Indenture Trustee (the "Indenture Trustee"). The Issuer will pay interest on this Note at the Note Rate, on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the close of business on the day preceding such Payment Date, subject to certain limitations contained in Section 4.02 of the Series Supplement and Article 4 of the Trust Sale and Servicing Agreement (referred to on the reverse side hereof). Interest on this Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding the then current Payment Date or, if no interest has yet been paid, from July [ ], 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified in the Series Supplement and the Trust Sale and Servicing Agreement.

     Capitalized terms used but not defined herein are defined in Appendix A of the Trust Sale and Servicing Agreement or the Series Supplement.

---------------------
/1/ Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

     The Notes are secured by certain assets of the Issuer consisting primarily of wholesale (i.e., dealer floorplan) receivables (the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving financing arrangements (the "Accounts") of VCI meeting certain eligibility criteria. This note (the "Note") does not represent an interest in, or obligation of, Volkswagen Dealer Finance, LLC (the "Transferor" or "VDF"), VCI, Volkswagen AG, Volkswagen of America, Inc. or any affiliate thereof.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture, the Series 2000-1 Supplement or the Trust Sale and Servicing Agreement or be valid for any purpose.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Transferor has caused this Note to be duly executed.

             VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST,

             By The Bank of New York, not in its individual capacity but solely as the Owner Trustee by
               -------------------------------------
               Name:
               Title:


Dated:
      ----------------

               INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned the Indenture.

BANK ONE, NATIONAL ASSOCIATION
as Indenture Trustee,

by
  --------------------
   Authorized Officer

                                REVERSE OF NOTE

     This certifies that Cede & Co. (the "Series 2000-1 Noteholder"), is the registered owner of the Note which is secured by certain assets of the VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST (the "Trust") created by a Trust Agreement, dated as of July 1, 2000, between VDF and The Bank of New York, as Owner Trustee (the "Owner Trustee"). The Notes are issued pursuant to an Indenture, dated as of July 1, 2000 (the "Indenture"), between the Trust and Bank One, National Association, as Indenture Trustee (the "Indenture Trustee") and are subject to the terms of the Indenture, the Trust Sale and Servicing Agreement, dated as of July 1, 2000 (the "Trust Sale and Servicing Agreement"), among VCI, VDF and the Issuer and the Series 2000-1 Supplement, dated as of July 1, 2000 (the "Series Supplement"), among the Issuer, VCI and the Indenture Trustee.

     The corpus of the Trust will include the Issuer's right, title and interest in, to and under (a) all Receivables, all Collateral Security with respect thereto, all monies due or to become due thereon (including all interest thereon accruing after June 30, 2000, whether paid or payable) and all amounts received with respect thereto and all proceeds thereof (including "proceeds" as defined in Section 9-306 of the UCC) and Recoveries, existing in Accounts on the Initial Cut-Off Date, generated in the Accounts after the Initial Cut-Off Date and Receivables existing in or generated in any Accounts added to the Trust on any Addition Date; (b) the Trust Sale and Servicing Agreement (including the rights of VDF under the Receivables Purchase Agreement assigned to the Issuer pursuant to the Trust Sale and Servicing Agreement); (c) all Collections; (d) all funds on deposit in the Trust Accounts; (e) any Enhancement issued for a Series or class of Notes; (f) a security interest in the Vehicles; and (g) any proceeds of the foregoing (collectively, the "Collateral").

     The Receivables consist of advances made directly or indirectly by VCI to domestic automobile dealers franchised by Volkswagen of America, Inc. or other automobile manufacturers.

     The Issuer may issue one or more additional series of Notes in accordance with the terms and conditions authorized by or pursuant to a Series Supplement. The additional series of Notes will be secured by certain of the Trust Assets.

     This Note is issued under and is subject to the terms, provisions and conditions of the Trust Sale and Servicing Agreement, Indenture and the Series Supplement to which, as each may be amended and supplemented from time to time, the Noteholder by virtue of the acceptance hereof assents and is bound. Although a summary of certain provisions of the Trust Sale and Servicing Agreement, Indenture and Series Supplement are set forth below, this Note does not purport to summarize the Trust Sale and Servicing Agreement, Indenture or Series Supplement and reference is made to the Trust Sale and Servicing Agreement, Indenture and Series Supplement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Indenture Trustee. A copy of the Trust Sale and Servicing Agreement, Indenture and Series Supplement (without schedules and exhibits) may be requested from the Indenture Trustee by writing to the Indenture Trustee at Bank One, N.A., One Bank One Plaza, Suite IL-0126, Chicago, IL, 60670-0126 [[Attention: Corporate Agency and Trust Department.]] To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Trust Sale and Servicing Agreement.

     The Transferor has entered into the Trust Sale and Servicing Agreement and the Series Supplement and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable law as indebtedness of the Transferor secured by the Receivables. The Transferor, each Beneficiary and each Noteholder and Note Owner, by the acceptance of its Note or Book-Entry Note, as applicable, agrees to treat the Notes as indebtedness of Transferor secured by the Receivables for Federal income taxes, state and local income, and franchise taxes and any other taxes, Michigan Single Business tax imposed on or measured by income.

     On each Payment Date, the Indenture Trustee shall distribute to each Noteholder at the close of business on the day preceding such Payment Date (each a "Record Date") such Noteholder's pro rata share of such amounts on deposit in the Collection Account and any Series Account are payable in respect of Notes pursuant to the Trust Sale and Servicing Agreement and Series Supplement. Distributions with respect to this Note will be made by the Indenture Trustee by check mailed to the address of the Noteholder of record appearing on the Note Register without the presentation or surrender of this Note or the making of any notation thereon (except for the final distribution in respect of this Note) except that with respect to Notes registered in the name of a Depository, including Cede & Co., the nominee for DTC, distributions will be made in immediately available funds. Final payment of this Note will be made only upon presentation and surrender of this Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Noteholder in accordance with the Indenture.

     On the Payment Date occurring after the date on which the Invested Amount of Series 2000-1 is reduced to $50,000,000 or less (which amount shall equal 10% of the initial outstanding principal balance of the Series 2000-1 Notes), the Transferor has the option, subject to the condition set forth in Section 7.01 of the Series Supplement, to redeem the Series 2000-1 Notes. The purchase price will be equal to the Redemption Price for such Payment Date (as defined in the Series Supplement).

     This Note does not represent an obligation of, or an interest in Volkswagen AG, Volkswagen of America, Inc., the Transferor, the Servicer, or any affiliate of any of them and is not insured or guaranteed by any governmental agency or instrumentality. This Note is limited in right of payment to certain Collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Trust Sale and Servicing Agreement and Series Supplement.

     The Trust Sale and Servicing Agreement may be amended from time to time (including in connection with the issuance of a Supplemental Note) by the Servicer, the Transferor and the Trust, without the consent of any of the Noteholders, so long as any such action shall not, as evidenced by an Officer's Certificate delivered by the Transferor, adversely affect in any material respect the interests of any Noteholder. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee's rights, duties or immunities under the Trust Sale and Servicing Agreement or otherwise. Notwithstanding anything contained therein to the contrary, the Owner Trustee may at any time and from time to time, amend, modify or supplement the form of Payment Date Statement.

     The Trust Sale and Servicing Agreement may also be amended from time to time (including in connection with issuance of a Supplemental Note) by the Servicer, Transferor and the Trust with the consent of the Holders of Notes evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Notes of the Series adversely affected in any material respect, for the purpose of adding any provisions to or changing any manner or eliminating any of the provisions of the Trust Sale and Servicing Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment to the Trust Sale and Servicing Agreement shall (i) reduce in any manner the amount of or delay the timing of distributions to be made the Noteholders or deposits of amounts to be so distributed without the consent of each affected Noteholder; (ii) change the definition or the manner of calculating any Noteholders' interest without the consent of each affected Noteholder; (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of the Noteholders; or (iv) adversely affect the rating of any Series or class of Notes by any Rating Agency without the consent of the holders of notes of such Series or class of Notes evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Notes of Series or Class of Notes.

     The Issuer and Indenture Trustee may enter into one or more indenture supplements from time to time, without the consent of any Noteholders, for any of the following purposes: (i) to correct or amplify the description of any property at any time subject to the lien of the Indenture; (ii) to evidence the succession of another Person to the Issuer, and the assumption by any other successor of the covenants of the Issuer contained in the Indenture and in this Note; (iii) to add to the covenants of the Issuer for the benefit of the Noteholders; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or to correct any provision of the Indenture which may be inconsistent with any other provision of the Indenture; (vi) to evidence or provide for the acceptance of the appointment by a successor trustee with respect to the Notes; and (viii) to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture with the Trust Indenture Act. In addition the Issuer and Indenture Trustee may enter into one or more indenture supplements, without the consent of any Noteholders, from time to time, so long as such supplement shall not, as evidenced by an Officer's Certificate, adversely affect in any material respect the interests of any Noteholder unless such Noteholders' consent is obtained.

     The Issuer and Indenture Trustee may enter into one or more indenture supplements from time to time with the written consent of the Holders of not less than a majority of the principal amount of the Controlling Class of each Series of Notes affected thereby, for the purpose of adding any provisions to or changing any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders; provided, however, that no such indenture supplement shall (i) reduce in any manner the amount of or delay the timing of distributions to be made to the Noteholders or deposits of amounts to be so distributed without the consent of each affected Noteholder;
(ii) reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture; (iii) impair the right to institute suit for the enforcement of specified provision of the Indenture regarding payment; (iv) reduce the percentage of the aggregate outstanding principal amount of the Notes required to direct the Indenture Trustee to sell or liquidate the Trust Estate, if the proceeds of such sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes; (v) modify any provision of Section 9.2 of the Indenture to decrease the required minimum percentage necessary to approve any amendment to any provisions of this Indenture; (vi) modify the provisions of the Indenture regarding the voting of Notes held by the Issuer or the Transferor; or (vii) permit the creation of any Lien ranking prior to or on a parity with the Lien of the Indenture with respect to any part of the Trust Estate.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register of the Note Registrar upon surrender of this Note for registration of transfer at the office or agency maintained by the Note Registrar in [[New York, New York]], accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized, and thereupon one or more new Notes of authorized denominations evidencing the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

     The Notes are issuable only as registered Notes without coupons in denominations specified in the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for new Notes of a like Series and class and aggregate principal amount as requested by the Noteholder surrendering such Notes. No service charge may be imposed for any such exchange but Indenture Trustee may require payment of sum sufficient to cover a tax or other governmental charge that may be imposed in connection therewith.

     The Servicer, the Indenture Trustee, the Transferor and the Note Registrar and any agent of any of them, may treat the person in whose name this Note is registered as the owner hereof for all purposes, and neither the Servicer nor the Indenture Trustee, the Transferor and Note Registrar, nor any agent any of them, shall be affected by notice to the contrary except in certain circumstances described in the Indenture.

                                  ASSIGNMENT

Social Security or other identifying number of assignee

--------------------------------------------------------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

-------------------------------------------------------------------------------
                        (name and address of assignee)

the within note and all rights thereunder, and hereby irrevocably constitutes
and appoints                                        , attorney, to transfer
             ---------------------------------------
said note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
      --------------------                -------------------------------------
                                                  Signature Guaranteed:

                                          -------------------------------------

--------------------

(*) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the reverse of the within Note in every particular, without alternation, enlargement or any change whatsoever.

                                      10